Exhibit 8.2

One Silk Street London EC2Y 8HQ Telephone (44-20) 7456 2000 Facsimile (44-20) 7456 2222 DX Box Number 10 CDE

Rio Tinto Finance (USA) plc

2 Eastbourne Terrace

London W2 6LG

United Kingdom

Rio Tinto Finance (USA) Limited

Level 33

120 Collins Street

Melbourne, Victoria 3000

Australia

Rio Tinto plc

2 Eastbourne Terrace

London W2 6LG

United Kingdom

Rio Tinto Limited

Level 33

120 Collins Street

Melbourne, Victoria 3000

Australia

June 12, 2014

Dear Sirs,

1	We have acted as United States counsel for Rio Tinto Finance (USA) plc, a corporation incorporated under the laws of England and Wales, Rio Tinto Finance (USA) Limited, a corporation incorporated under the laws of the State of Victoria, Commonwealth of Australia (together with Rio Tinto Finance (USA) plc, the “Issuers”), Rio Tinto plc, a corporation organized under the laws of England and Wales (“Rio Tinto plc”) and Rio Tinto Limited, a corporation incorporated under the laws of the State of Victoria, Commonwealth of Australia (“Rio Tinto Limited” and, together with Rio Tinto plc, the “Guarantors”), in connection with the automatic shelf registration statement on Form F-3 filed with United States Securities and Exchange Commission on June 12, 2014 (the “Registration Statement”), relating to the registration under the United States Securities Act of 1933 (the “Act”) of (i) an indeterminate amount of the Issuer’s debt securities (the “Debt Securities”), which, if issued, will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by each of the Guarantors and (ii) the Guarantees. The Debt Securities may be issued from time to time pursuant to the indenture dated July 2, 2001 and amended and restated on March 16, 2012 among the Issuers, the Guarantors and The Bank of New York (the “Trustee”) (the “Indenture”).

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

2	Our opinion is limited to the Federal income tax laws of the United States and is based on that law, including judicial decisions and administrative guidance, as currently in effect, which law is subject to change, including change with retroactive effect.

3	We have assumed that all information described in the Registration Statement (including information, intentions, expectations and beliefs regarding the future activities of the Issuers and the Guarantors, but not including statements regarding U.S. federal income tax law, which are the subject of this opinion) is, and will continue to be (and will prove to be), accurate and complete in all material respects. On the basis of our consideration of such matters of fact and law as we have deemed necessary or appropriate, we hereby confirm to you that the statements under the heading “Taxation – United States Federal Income Taxation” in the Registration Statement, insofar as those statements purport to summarize provisions of United States federal income tax law therein described, at the date of the Registration Statement, constitute a fair and accurate summary in all material respects.

4	The opinion expressed above is specific to the transaction and documents referred to herein and is based upon the facts known to us. Our opinion should not be assumed to state general principles of law applicable to transactions of this kind.

5	No opinion is expressed herein as to the United States federal income tax consequences of the transactions referenced herein except as expressly set forth above, nor as to any transaction not consummated in accordance with the terms of the documents reviewed by us. In addition, no opinion is expressed herein as to any United States state or local tax consequence, or any tax consequence under the laws of any foreign jurisdiction.

6	Our opinion is rendered as of the date hereof, and we assume no obligation to advise you, or to make any further investigations, as to any legal developments or factual matters that might affect the opinions expressed herein.

7	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours	faithfully,

/s/ Linklaters LLP

Linklaters	LLP

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